UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2006

USA Mobility, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51027	16-1694797
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6677 Richmond Highway, Alexandria, Virginia	22306
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code)
(703) 660-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     USA Mobility, Inc. (the “Company” or “we”) concluded on March 9, 2006 to restate its financial statements and other financial information for 2003, 2004 and the interim quarterly periods for 2004 and 2005. We have also identified material weaknesses in the Company’s internal control over financial reporting as of December 31, 2004. The Company intends to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2004 and amendments to its Quarterly Reports on Form 10-Q for the first three interim quarterly periods during the year ended December 31, 2005. The purpose of these amended filings will be to restate financial statements and other financial information for the years 2003 and 2004 and the interim quarterly periods for 2004 and 2005 to reflect certain adjustments.
     In light of the restatement, readers should no longer rely on the Company’s previously filed financial statements and other financial information for 2003 and 2004 and for each of the interim quarterly periods for 2004 and 2005.
     The adjustments as outlined below are preliminary and subject to revision. In particular, the income tax provision for the quarters ended June 30, 2005 and September 30, 2005 are subject to change as the Company analyzes the impact on its deferred tax assets of 2005 dispositions. Dispositions of assets within a specified period after the Company’s change in control due to the emergence from bankruptcy could result in the loss of future tax deductions and, correspondingly, cause a reduction in the Company’s deferred tax assets.
     The determination to restate the consolidated financial statements and other financial information was made as a result of management’s assessment of accounting errors it recently discovered during the preparation of its 2005 financial statements. The Company’s assessment of certain identified accounting errors resulted in the following adjustments to previously reported periods:
1.	Certain adjustments to the value of deferred tax asset for 2003 and 2004 were not calculated appropriately. In 2003, the deferred tax asset attributable to state income tax net operating losses (NOLs) was overstated due to the misapplication of the accounting for state regulations which govern the realization of NOLs. Previously, the Company valued its 2003 state income tax NOLs based on a single composite income tax rate and a single set of NOL utilization rules rather than evaluating each jurisdiction’s rate and rules individually. The Company has also determined that the 2003 deferred tax asset attributable to tax basis in excess of financial accounting basis for certain fixed assets and intangibles was understated due to an error in applying a federal limitation. The federal limitation may restrict certain depreciation and amortization expense for a limited time period. Accordingly, the restated financial statements will include a net $1.2 million increase in deferred tax assets and additional paid-in capital in the fourth quarter of 2003 as a result of these items.

With respect to 2004 an error was made in the calculation used to determine the applicable state income tax used to value deferred tax assets. The 2004 calculation did not appropriately consider the impact of changes in the Company’s state income tax apportionment. The restated financial statements will include a net $5.2 million decrease in deferred tax assets and a $5.2 million increase to income tax expense in the third quarter of 2004. In addition, this error impacted the value attributed to acquired assets resulting in a decrease of $1.6 million in deferred tax assets and a corresponding increase to goodwill in 2004.

2.	Certain state and local transactional taxes were not recorded in the appropriate periods. The Company’s process for identifying and recording state and local transactional taxes failed to recognize a $2.8 million liability for certain transactional taxes imposed by certain jurisdictions in which the Company operates. These errors were initially noted and recognized by the Company in the second and third quarters of 2005 through recognition of additional expense. However, during the preparation of the Company’s 2005 financial statement, the Company has now determined that it is appropriate to restate previous years’ financial statements because only $0.6 million of the liability relates to 2005 and the remaining $2.2 million was incurred in prior years. To correct these errors, the Company will restate its financial statements to reflect the recognition of these expenses in the appropriate accounting periods. Accordingly, the restated financial statements will include a $1.3 and $0.7 million increase in general and administrative expense in 2003 and 2004, respectively, and a $2.2 million decrease in 2005.

3.	Adjustments were required to assets and liabilities acquired as part of the November 2004 acquisition of Metrocall. As a result of a failure to accurately and completely apply cash receipts at Metrocall, the Company incorrectly allocated the purchase price value to other accounts receivable recorded in the historical Metrocall financial statements. This error resulted in an overstatement of other accounts receivable of $0.7 million at December 31, 2004. Accordingly, the Company will reduce accounts receivable by $0.7 million with a corresponding increase to goodwill at December 31, 2004. The Company will also increase goodwill at December 31, 2004 by $0.2 million for an unrelated error that resulted in an understatement of a liability.

4.	Depreciation expense was incorrectly calculated. After the November 2004 merger with Metrocall, the Company completed an assessment of its facility requirements and, as a result, began a planned decommissioning of Arch’s 2-way paging infrastructure. The previously estimated useful lives for these assets were revised to consider the shortened useful lives. During the preparation of the 2005 financial statements, management has now identified improper manual calculations of depreciation expense for the fourth quarter of 2004 and each of the first three quarters in 2005. These errors resulted in a $1.4 million overstatement of depreciation expense in the quarter and year ended December 31, 2004, and an understatement of depreciation expense by $3.8 million, $6.1 million and $6.0 million in the first, second and third quarters of 2005, respectively. Accordingly, the Company will decrease depreciation expense and increase the related balance sheet accounts by $1.4 million in the fourth quarter of 2004. Depreciation expense will increase and the related balance sheet accounts will decrease by $3.8 million, $6.1 million and $6.0 million in the first, second and third quarters of 2005, respectively.

5.	Employee severance was not recorded during 2004. During 2004 certain Arch key executives were terminated, triggering potential future payment of severance benefits. The Company did not appropriately accrue the fair value of certain one-time future termination benefits due to those executives, resulting in an understatement of severance expense and accrued liabilities for the quarter and year ended December 31, 2004 of $0.9 million. Accordingly, the Company will increase accrued liabilities and severance expense in the fourth quarter of 2004 by $0.9 million.

6.	Other income was not recorded properly. The Company determined that a correction of its minority interest in GTES LLC, a consolidated subsidiary, originally recorded in the first quarter of 2005, should be recorded in the fourth quarter of 2004. This adjustment will increase other income $0.2 million and decrease other long-term liabilities by $0.2 million in the fourth quarter of 2004.
     The adjustments discussed above do not impact our previously reported revenues, cash or cash flow from operating, investing or financing activities.
     After reviewing these matters with the Audit Committee, we recommended to the Audit Committee that previously reported financial results be restated to reflect these adjustments. The Audit Committee agreed with this recommendation, and determined at its meeting on March 9, 2006 that previously reported results for the Company be restated to reflect these adjustments, and that previously filed financial statements and other financial information referred to above should no longer be relied upon.
     In connection with its evaluation of the restatement described above, management has concluded that the restatement was a result of material weaknesses in the Company’s internal control over financial reporting.

     A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The following material weaknesses have now been identified and included in management’s assessment as of December 31, 2004:
1.	We did not maintain effective controls over the accuracy and valuation of income taxes and related deferred income tax balances. Specifically: we did not maintain effective controls to review and monitor the accuracy of the components of the income tax provision calculations and related deferred income taxes and to monitor the differences between the income tax basis and the financial reporting basis of assets and liabilities to effectively reconcile the deferred income tax balances; we lacked effective controls to appropriately analyze, review and assess the impact of state laws and regulations on the recoverability of the Company’s state net operating losses; and, we lacked controls over the valuation of deferred tax assets to ensure the appropriate application of federal limitations. These control deficiencies result in the restatement of the annual consolidated financial statements for 2003 and 2004 and restatement of each of the interim periods in 2005 to correct the income tax provision and related balance sheet accounts. Additionally, this control deficiency could result in a misstatement of the income tax provision or related balance sheet accounts that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, management determined that this control deficiency constitutes a material weakness.

2.	We did not maintain effective controls over the completeness and accuracy of transactional taxes. Specifically, we lacked effective controls to ensure state and local transactional taxes, including surcharges and sales and use taxes were completely and accurately recorded in accordance with generally accepted accounting principles. This control deficiency resulted in the restatement of the annual consolidated financial statements for 2003 and 2004 and restatement of each of the interim periods in 2005 to correct the general and administrative expense and the accrued taxes liabilities. Additionally, this control deficiency could result in a misstatement of the general and administrative and accrued taxes liability accounts that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, management determined that this control deficiency constitutes a material weakness.

3.	We did not maintain effective controls over the completeness and accuracy of accumulated depreciation and depreciation expense. Specifically, controls to: (i) assess the accuracy of useful lives established in our fixed asset management system and (ii) ensure the timely preparation and review of account reconciliations, analyses, and manual journal entries related to the determination of depreciation expense and accumulated depreciation for our legacy networks were not effective. This control deficiency resulted in the restatement of the annual consolidated financial statements for 2004 and each of the interim periods in 2005 to correct the depreciation expense and related accumulated balances. Additionally, this control deficiency could result in a misstatement of the depreciation and amortization expense and related balance sheet accounts that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, management determined that this control deficiency constitutes a material weakness.
     In the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 17, 2005, management concluded that the Company’s internal control over financial reporting was effective as of December 31, 2004. However, as a result of the material weaknesses described in 1 through 3, management has now concluded that the Company did not maintain effective control over financial reporting at December 31, 2004. Accordingly, Management’s Report on Internal Control Over Financial

Reporting as originally filed in the Company’s Annual Report Form 10-K for the year ended December 31, 2004, should no longer be relied upon.
     Management has not finalized its assessment of internal control over the financial reporting related to the preparation of the 2005 financial statements; accordingly the Company may identify additional control deficiencies as material weaknesses.
     The preparation of the restated financial statements may require an extension to our normal regulatory reporting deadline of March 16, 2006.
     The Audit Committee has discussed the matters mentioned herein with PricewaterhouseCoopers, LLP, our independent registered public accounting firm.

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.
     The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure.”
     The following tables provide a summary of the preliminary restatement adjustments disclosed in Item 4.02(a) above:

Summary of Adjustments to
Operating Income, Net Income, and Earnings per Share
(In thousands except per share amounts)
(Unaudited)

	Year ended December 31,		Quarter ended
	2003	2004	3/31/05	6/30/05	9/30/05

Operating income (loss) — as previously reported	$46,115	$29,046	$3,869	$(1,601)	$11,890

Increase (decrease) due to:
Service, rental and maintenance expense	—	—	—	—	117
General and administrative expense	(1,317)	(747)	(4)	742	1,523
Depreciation and amortization	—	1,367	(3,777)	(6,115)	(5,950)
Severance and related termination costs	—	(856)	—	—	—

Operating income (loss) — as restated	$44,798	$28,810	$88	$(6,974)	$7,580

Net income (loss) — as previously reported	$16,128	$13,481	$1,292	$(2,649)	$355

Adjustments to operating income (loss), net	(1,317)	(236)	(3,781)	(5,373)	(4,310)

Other income, net — increase (decrease)	—	156	(156)	—	—
Income tax expense — (increase) decrease	529	(5,984)	1,539	1,699	9,488

Net income (loss) — as restated	$15,340	$7,417	$(1,106)	$(6,323)	$5,533

	Year ended December 31,		Quarter ended
	2003	2004	3/31/05	6/30/05	9/30/05

Diluted net income per common share
— as previously reported	$0.81	$0.64	$0.05	$(0.10)	$0.01

Effect of adjustments to income	(0.04)	(0.29)	(0.09)	(0.13)	0.19

Diluted net income per common share

— as restated	$0.77	$0.35	$(0.04)	$(0.23)	$0.20

Cumulative Summary of Adjustments to Assets and Liabilities
(In thousands)
(Unaudited)

	Year ended December 31,		Quarter ended
	2003	2004	3/31/05	6/30/05	9/30/05

Assets
Increase (decrease) in:
Accounts receivable, net	$—	$(740)	$(740)	$(740)	$(740)
Other receivables	—	—	—	—	8
Property and equipment, net	—	1,367	(2,410)	(8,525)	(14,475)
Goodwill	—	2,482	2,482	2,465	2,497
Deferred income tax assets	1,171	(3,691)	(2,175)	(30)	9,463

Total impact on Assets	$1,171	$(582)	$(2,843)	$(6,830)	$(3,247)

Total Assets, as restated	$511,043	$792,727	$743,776	$709,668	$694,840

Liabilities
Increase (decrease) in:
Accrued taxes	$1,317	$2,235	$2,382	$1,498	$(24)
Accrued restructuring	—	856	856	856	856
Accrued other	—	—	(165)	—	(117)
Other long-term liabilities	—	(156)	—	—	—

Total impact on Liabilities	$1,317	$2,935	$3,073	$2,354	$715

Total Liabilities, as restated	$156,566	$212,907	$163,651	$133,400	$112,513

Equity
Increase (decrease) in:
Additional paid-in capital	$642	$3,335	$3,335	$3,741	$3,787
Retained earnings	(788)	(6,852)	(9,250)	(12,924)	(7,746)

Total impact on Equity	$(146)	$(3,517)	$(5,915)	$(9,183)	$(3,959)

Total Equity, as restated	$354,477	$579,820	$580,125	$576,268	$582,327

Total impact on Liabilities and Equity	$1,171	$(582)	$(2,842)	$(6,829)	$(3,244)

Total Liabilities and Equity, as restated	$511,043	$792,727	$743,776	$709,668	$694,840

     The adjustments as outlined above are preliminary and subject to revision based on finalization of the 2005 financial statements. In particular, the income tax provision for the quarters ended June 30, 2005 and September 30, 2005 are subject to change as the Company analyzes the impact on its deferred tax assets of 2005 dispositions. Dispositions of assets within a specified period after the Company’s change in control due to the emergence from bankruptcy can result in the loss of future tax deductions and, correspondingly, cause a reduction in the Company’s deferred tax assets.
     On March 10, 2006, the Company issued a press release announcing the restatement of its previously issued financial statements and other financial information for the first, second and third quarters for the fiscal year ended December 31, 2005, and financial statements and other financial information for the fiscal year ended December 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.
     The information in this Item 2.02 and Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.
Item 9.01 Financial Statements and Exhibits.

(a)	Financial statement of business acquired: Not applicable.

(b)	Pro forma financial information: Not applicable.

(c)	Exhibits. 99.1 — Press release, dated March 10, 2006, issued by USA Mobility, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA MOBILITY, INC.
By:	/s/ Thomas L. Schilling
Name:	Thomas L. Schilling
Title:	Chief Financial Officer

March 10, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated: March 10, 2006, issued by USA Mobility, Inc.